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                                                                    Exhibit 2.13

                               AGREEMENT OF MERGER

                                       OF

                             FOURTH SUBSIDIARY, L.P.

                                      INTO

                         CORPORATE PROPERTY ASSOCIATES 4
                        A CALIFORNIA LIMITED PARTNERSHIP


                  AGREEMENT OF MERGER, dated as of ________________, 19__ (this "Agreement"), between FOURTH SUBSIDIARY, L.P., a California limited partnership (the "Terminating Partnership"), and CORPORATE PROPERTY ASSOCIATES 4, a California limited partnership ("CPA 4").

                                   WITNESSETH:

                  WHEREAS, Section 15678.7(a) of the California Revised Limited Partnership Act (the "CRLPA"), authorizes the merger of a California limited partnership with and into another California limited partnership;

                  WHEREAS, the Terminating Partnership and CPA 4 now desire to merge (the "Merger"), following which CPA 4 shall be the surviving limited partnership;

                  WHEREAS, Carey Diversified LLC, in its capacity as the general partner of the Terminating Partnership (the "Subsidiary GP"), and Carey Property Associates LP, as the sole limited partner of the Terminating Partnership, have approved this Agreement and the consummation of the Merger;

                  WHEREAS, William Polk Carey, in his capacity as a general partner of CPA 4 (the "First GP"), and Carey Corporate Property, Inc., in its capacity as a general partner of CPA 4 (the "Second GP"), have approved this Agreement and the consummation of the Merger:

                  NOW THEREFORE, the parties hereto hereby agree as follows:
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                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger.

                  (a) On _______________, 199__, after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, as the Subsidiary GP and the Second GP shall determine, CPA 4, which shall be the surviving limited partnership, shall merge with the Terminating Partnership and shall file a certificate of merger substantially in the form of Exhibit 1 hereto (the "Certificate of Merger") with the Secretary of State of the State of California and make all other filings or recordings required by California law in connection with the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger (the "Effective Time").

                  (b) At the Effective Time, the Terminating Partnership shall be merged with and into CPA 4, whereupon the separate existence of the Terminating Partnership shall cease, and CPA 4 shall be the surviving limited partnership of the Merger (the "Surviving Partnership") in accordance with
Section 15678.5(b) of the CRLPA.

                  Section 1.02. Exchange of Interests. At the Effective Time:

                  (a) The limited partner in the Terminating Partnership immediately prior to the Effective Time shall receive $100 in exchange for such limited partner interest;

                  (b) The Subsidiary GP's interest in the Terminating Partnership shall be converted into (i) a general partner interest in the Surviving Partnership and (ii) one unit of limited partner interests in the Surviving Partnership for each unit converted to a limited liability company interest in the Company by a limited partner of CPA 4 pursuant hereto;

                  (c) The First GP's interest in CPA 4 shall be converted into a limited liability company interest in Carey Diversified LLC (the "Company") consisting of 10,865 "Listed Shares" and units of special partner interest in CPA 4, and the First GP shall automatically become a member of the Company and special partner of CPA 4;

                  (d) The Second GP's interest in CPA 4 shall be converted into a limited liability company interest in the Company consisting of 10,865 "Listed Shares" and units of special partner interests in CPA 4, and the Second GP shall automatically become a member of the Company and a special partner of CPA 4; and

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                  (e) Each limited partner interest in CPA 4 outstanding
immediately prior to the Effective Time shall, at the election of such limited partner, be converted into either a limited liability company interest in the Company consisting of 65.93 "Listed Shares" or a limited interest in Surviving Partnership equal to such limited partner's limited partner interest in CPA 4, and the holder of each such interest in CPA 4 shall automatically become a member of the Company or remain a limited partner of CPA 4, as the case may be.



                                   ARTICLE II

                            THE SURVIVING PARTNERSHIP

                  SECTION 2.01. Certificate of Limited Partnership. The Certificate of Limited Partnership of CPA 4 shall continue to be the Certificate of Limited Partnership of CPA 4, and, unless and until amended in accordance with the applicable law, shall be the Certificate of Limited Partnership of the Surviving Partnership.

                  SECTION 2.02. Partnership Agreement. The Amended and Restated Agreement of Limited Partnership of the Surviving Partnership attached as Exhibit __ hereto shall be the partnership agreement of the Surviving Partnership unless and until amended in accordance with its terms and applicable law. The name of the Surviving Partnership shall be Corporate Property Associates 4.



                                   ARTICLE III

                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES


                  SECTION 3.01. Transfer, Conveyance and Assumption. At the Effective Time, CPA 4 shall continue in existence as the Surviving Partnership, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Terminating Partnership, and all of the assets and property of whatever kind and character of the Terminating Partnership shall vest in CPA 4 without further act or deed; thereafter, CPA 4, as the Surviving Partnership, shall be liable for all of the liabilities and obligations of the Terminating Partnership, and any claim or judgment against the Terminating Partnership may be enforced against CPA 4, as the Surviving Partnership, in accordance with Section 15678.6(a) of the CRLPA.

                  SECTION 3.02. Further Assurances. If at any time CPA 4 shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest,

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perfect or confirm of record in the Surviving Partnership the title to any property or right of the Terminating Partnership, or otherwise to carry out the provisions hereof, the proper representatives of the Terminating Partnership as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Partnership, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

                  SECTION 4.01 Conditions to the Obligations of Each Party. The obligations of CPA 4 and the Terminating Partnership to consummate the Merger are subject to the satisfaction of the following conditions as of the Effective Time;

                           (i) no provision of any applicable law or regulation
                  and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

                           (ii) all actions by or in respect of or filings with
                  any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained;

                           (iii) approval of participation in the Consolidation
                  by a majority of the limited partners of CPA 4 and a majority of the limited partners of CPA Partnerships representing an aggregate Exchange Value of $200,000,000;

                           (iv) the fairness opinion of Robert A. Stanger & Co.,
                  Inc. regarding the actual allocation of the Listed Shares based on the outcome of the votes of the limited partners of each CPA Partnership; and

                           (v) the approval of the Listed Shares for listing on
                  the New York Stock Exchange.



                                    ARTICLE V

                                   TERMINATION

                  SECTION 5.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

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                           (i) by mutual written consent of the Subsidiary GP,
                  on behalf of the Terminating Partnership, and the Second GP, on behalf of CPA 4;

                           (ii) if any conditions to the consummation of the
                  Merger as set forth in this Agreement are not satisfied; or

                           (iii) if the Consolidation is not consummated prior
                  to June 30, 1998 or such later date as mutually agreed in writing by the parties hereto.

                  SECTION 5.02. Effect of Termination. If this Agreement is terminated pursuant to Section 5.01, this Agreement shall become void and of no effect with no liability on the part of either party hereto.



                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.01. General Partner Authorization. The general partner of the Surviving Partnership shall be authorized, at such time in its sole discretion as it deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of CPA 4 and, to the extent necessary, the First GP, the Second GP, the limited partners of CPA 4, the Subsidiary GP and the sole limited partner of the Terminating Partnership, any and all documents and instruments including, without limitation, the Amended and Restated Agreement of Limited Partnership of the Surviving Partnership, and shall do and perform any and all acts required by applicable law which the general partner of the Surviving Partnership deems necessary or advisable, including without limitation, delivering financial statements to the limited partners of CPA 4, in order to effectuate the Merger.

                  SECTION 6.02. Waivers; Amendments. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Second GP, on behalf of CPA 4, and by the Subsidiary GP, on behalf of the Terminating Partnership; provided that after approval of the Merger by the limited partners of CPA 4 holding a majority of the limited partner interests of CPA 4, no amendment or waiver may be made that (i) materially and adversely affects the rights of the limited partners of CPA 4 without the approval of the limited partners of CPA 4 holding a majority of the limited partner interests of CPA 4; (ii) alters or changes (A) the amount or type of consideration which such limited partners will receive in the Merger, (B) the Amended and Restated Limited Liability Company Agreement of the Company, or (C) the terms and conditions of this Agreement if such alteration or change materially and adversely

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affects the limited partners of CPA 4 or the members of the Company; or (iii)
waives the condition to the Merger that CPA Partnerships having an aggregate Exchange Value of $200,000,000 approve the Consolidation.

                  (b) Except as provided in Section 6.02(a), no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 6.04. Integration. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the Terminating Partnership and CPA 4, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the Terminating Partnership and CPA 4 with respect to the subject matter hereof.

                  SECTION 6.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

                  SECTION 6.06. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without giving effect to principles of conflicts of law.

                  SECTION 6.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.



                                   ARTICLE VII

                                  DEFINED TERMS



                  Capitalized terms used in this Agreement not otherwise defined herein shall have the meanings set forth below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement.

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                  "Consolidation" means the transaction whereby up to nine
subsidiary partnerships of the Company merge with and into some or all of the CPA Partnerships.

                  "CPA Partnerships" means Corporate Property Associates, a California limited partnership, Corporate Property Associates 2, a California limited partnership, Corporate Property Associates 3, a California limited partnership, Corporate Property Associates 4, a California limited partnership, Corporate Property Associates 5, a California limited partnership, Corporate Property Associates 6, a California limited partnership, Corporate Property Associates 7, a California limited partnership, Corporate Property Associates 8, L.P., a Delaware limited partnership, and Corporate Property Associates 9, L.P., a Delaware limited partnership or any of them.

                  "Exchange Value" means the appraised value of a CPA
Partnership.



                           IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

                                  CORPORATE PROPERTY ASSOCIATES 4

                                  By:   Carey Corporate Property, Inc., its
                                        General Partner

                                        By:____________________________________
                                           Name:_______________________________
                                           Title:______________________________


                                        By:____________________________________
                                           William Polk Carey, its
                                           General Partner


                                  FOURTH SUBSIDIARY, L.P.

                                  By:   Carey Diversified LLC, its General
                                        Partner

                                        By:____________________________________
                                           Name:_______________________________
                                           Title:______________________________

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